Exhibit 5.1

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 Tel: 305.374.5600 Fax: 305.374.5095

July 7, 2016

Rennova Health, Inc.

400 South Australian Avenue

Suite 800

West Palm Beach, Florida 33401

Gentlemen:

We have acted as counsel to Rennova Health, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, Registration No. 333-211515 (such registration statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), up to $20,100,000 of (a) Class A Units consisting of (i) one share of the Company’s common stock, par value $0.01 per share (the “Common Stock” and such initial shares of Common Stock issued, the “Initial Shares”), and (ii) a warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Common Shares”) and (b) Class B Units consisting of (i) one share of the Company’s Series F Convertible Preferred Stock, par value $0.01 per share (“Series F Preferred Shares”), convertible into shares of Common Stock (“Preferred Common Shares”) as set forth in the Certificate of Designation for the Series F Preferred Shares, the form of which is filed as an exhibit to the Registration Statement, and (ii) a Warrant (the Class A Units, Class B Units, Initial Shares, Warrants, Warrant Common Shares, Series F Preferred and Preferred Common Shares are collectively referred to as the “Securities”). The Class A Units and the Class B Units are to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Joseph Gunnar & Co. (the “Representative”), as representative of the several underwriters named in Schedule I thereto (the “Underwriters”), the form of which agreement is filed as an exhibit to the Registration Statement. All of the Class A Units and the Class B Units are being registered for sale to the Underwriters by the Company. The Company is also registering warrants to purchase shares of Common Stock to be issued to the Representative (the “Representative’s Warrant”) as well as an aggregate of up to $1,250,000 in shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement as filed with the Commission on May 20, 2016 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on June 9, 2016 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on June 14, 2016 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on July 6, 2016 under the Act; (v) the form of Underwriting Agreement; (vi) the Certificate of Incorporation of the Company, as amended, as currently in effect; (vii) the Restated By-Laws of the Company, as currently in effect (the “By-Laws”); and (viii) certain resolutions and minutes of meetings of the Board of Directors of the Company relating to (A) the issuance and sale of the Securities, (B) the issuance of the Representative’s Warrant, (C) the specimen stock certificate, (D) the form of Warrant and Representative’s Warrant, (E) the form of Certificate of Designation for Series F Preferred Stock, and (F) other related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Rennova Health, Inc.

July 7, 2016

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that, when the Registration Statement becomes effective under the Act and the Underwriting Agreement has been duly executed and delivered, (i) the Class A Units, Class B Units, Initial Shares, and Series F Preferred Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable, (ii) provided that the Warrants and Representative’s Warrant have been duly executed, issued and delivered by the Company against payment therefor, as described in the Registration Statement and Underwriting Agreement, the Warrants and Representative’s Warrant will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors' rights generally, and by general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair deal regardless of whether considered in a proceeding in equity or at law), (iii) the Warrant Shares and Representative’s Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and Representative’s Warrant, as applicable, will be validly issued, fully paid and non-assessable; and (iv) the Preferred Common Shares, when issued and paid for in accordance with the terms of the Series F Preferred Shares, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement and in any Rule 462(b) registration statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Akerman LLP